UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2015

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens Street, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph Jensen to Board and compensation change

The Board of Directors (the “Board”) of TearLab Corporation (the “Company”) increased the size of the Board from eight (8) to nine (9) members and appointed Joseph Jensen to the Board. The Board also approved an increase in Mr. Jensen’s base salary from $370,000 to $400,000, effective January 1, 2016 when he assumes the role of Chief Executive Officer of the Company. The other terms of Mr. Jensen’s employment agreement will remain the same.

Mr. Jensen, 43, has served as the President and Chief Operating Officer of TearLab Corporation since October 2013, and will become the Chief Executive Officer effective as of January 1, 2016. Mr. Jensen has over nineteen years of experience in pharmaceutical and medical device sectors spanning sales, sales management, marketing, and international positions. He is a proven leader with consistent performance and commensurate promotions at a Fortune 50 company. From 1996 to 2013, Mr. Jensen served in managerial roles, most recently as the head of surgical marketing of Alcon Laboratories, Inc. (“Alcon”), a division of Novartis. From 1995 to 1996, Mr. Jensen served as territory manager of Warner Lambert. From 1994 to 1995, Mr. Jensen served as district manager of Payroll Services. Mr. Jensen graduated from Flagler College with Bachelor of Arts degrees in Business and Communications and a minor in Advertising. Mr. Jensen brings to the Board an in-depth knowledge and understanding of our business as an executive officer of the Company.

There are no arrangements or understandings between Mr. Jensen and any other persons pursuant to which he was selected as a Director. There are also no family relationships between Mr. Jensen and any director or executive officer of Tearlab and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Chairman compensation

On December 4, 2015, the Company approved compensation for Elias Vamvakas as Executive Chairman. Mr. Vamvakas will receive an annual salary of $150,000, a bonus target of 50% of his base salary, and normal employee benefits plus up to $20,000 in annual membership fee reimbursement. Mr. Vamvakas’ severance has been deferred and changed to a lump sum of $700,000, payable upon his separation from the Company in cash or restricted stock, at his election.

Severance arrangement with former Chief Financial Officer

Also on December 4, 2015, the Company extended the expiration date of the Company’s former Chief Financial Officer, William Dumencu’s, vested option grants to purchase (1) 37,665 shares at a price of $2.63 per share, (2) 10,000 shares at a price of $1.99 per share, (3) 52,335 shares at a price of $1.22 per share, and (4) 30,000 shares at a price of $6.43 per share. The expiration date for each of these grants has been extended to October 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell Chief Financial Officer

Date: December 9, 2015